(b)  Exhibits:

3.   (c)  Form of Broker-Dealer Agency Compensation Schedule

4.   (b)  Form of Roth IRA Rider.
     (c)  Form of Waiver of Contingent Deferred Sales Charge Rider.
     (d)  Form of Partial Waiver of Contingent Deferred Sales Charge Rider.
     (e)  Form of Waiver of Annual Contract Charge Rider.

5.   (b)  Supplemental Application.

9. Consent and Opinion of Robert B. Saginaw as to the legality of the securities being registered.

10.  Independent Auditors' Consent of Deloitte & Touche LLP.

13.  Schedules for Computation of Performance Quotations.